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                                                                    Exhibit (cc)


                                  AMENDMENT TO
                              EMPLOYMENT AGREEMENT

         This Amendment to Employment Agreement ("Amendment") is dated June 4, 2001, between WMS Industries Inc. with offices located at 800 S. Northpoint Boulevard, Waukegan, Illinois 60085 ("Corporation"), and Scott D. Schweinfurth, an individual residing at 1960 Saunders Road, Riverwoods, Illinois 60015 (hereinafter called "Employee").

         WHEREAS, Employee and the Corporation are parties to that certain Employment Agreement dated May 19, 2001 (the "Agreement"); and

         WHEREAS, Employee and the Corporation desire to amend the Agreement as herein set forth:

         NOW, THEREFORE, in consideration of the terms and conditions and the covenants contained in the Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

Paragraph 3.1 is hereby deleted in its entirety and replaced with the following text:

         3.1 The term of Executive's employment hereunder shall commence on the date hereof and terminate on June 30, 2004 (the "Original Term"); provided, however, that the term of Executive's employment shall be deemed automatically extended from time to time such that the term of such employment shall at no time be less than three years (the "Extended Term"); and provided further, that Executive's services hereunder may be terminated (i) by either party effective upon expiration of the Original Term or the Extended Term upon written notice from the terminating party to the other party dated and received at least three years prior to the respective termination date, or (ii) by the Corporation effective upon 30 days' prior written notice if such termination is for "cause" as defined in subsection 3.2 below, or (iii) by Executive effective upon 30 days' prior written notice if such termination is for "good reason" as defined in subsection 3.3 below. The Original Term and the Extended Term are hereafter collectively referred to as the "Term" and each year of the Term is hereafter referred to as an "Employment Year".

         Except as specifically modified or amended by this Amendment, all of the terms and conditions of the Agreement are unmodified and shall remain in full force and effect. In the event a discrepancy arises between the terms and conditions of the Agreement and the Amendment, this Amendment shall prevail.

IN WITNESS WHEREOF, the parties have executed this Agreement this 4th day of June, 2001.

                                    WMS INDUSTRIES INC.

                                    By: /s/ Louis J. Nicastro
                                        -----------------------------------
                                        Louis J. Nicastro
                                        Chief Executive Officer

                                    EMPLOYEE

                                    By: /s/ Scott D. Schweinfurth
                                        -----------------------------------
                                        Scott D. Schweinfurth